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                                                                    EXHIBIT 99.1


     Company Contact:                   Investor Relations Contact:
     NORLAND MEDICAL SYSTEMS, INC.      LIPPERT/HEILSHORN & ASSOCIATES
     Kurt Streams                       Bruce Voss     310-575-4848
     Vice President, Finance            Kim Golodetz   212-838-3777
     914-694-2285


               NORLAND MEDICAL SYSTEMS, INC. ANNOUNCES NASDAQ DELISTING

WHITE PLAINS, NY, SEPTEMBER 24, 1998 -- NORLAND MEDICAL SYSTEMS, INC. today announced that it received notification from The Nasdaq Stock Market, Inc. that the Company's common stock was delisted from The Nasdaq Stock Market effective with the close of business September 23, 1998. The Company's shares previously traded on the Nasdaq National Market under the symbol NRLD.

Norland Medical Systems, Inc. develops, manufactures, sells and services a wide range of bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis. Osteoporosis is a disease that affects more than 25 million Americans, 80% of whom are women. Driven by the availability of new treatments for bone-related disorders, Norland is focusing on bringing affordable, state-of-the-art diagnostic technology directly into the physician's office in order to address a number of women's healthcare problems. The Company also has rights to distribute medical diagnostic products developed by Stratec Medizintechnik GmbH and IMRO Medical Systems.